Exhibit 99.1
Investor contact: Krystyna Lack
Vice President, Treasury Services
(201) 571-4320
Press contact: Lauren La Bruno
Senior Director, Public Relations
(201) 571-4453
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. PROVIDES
UPDATE ON TURNAROUND PLAN AND ANNOUNCES SECOND QUARTER
2010 RESULTS:
*Initial Phase of Turnaround Completed with New Executive Team in Place
*First Phase of Store Footprint and Cost Rationalization Completed
MONTVALE, N.J. – October 21, 2010 – The Great Atlantic & Pacific Tea Company (A&P, NYSE Symbol: GAP) today provided an update on its comprehensive turnaround plan to strengthen the Company’s operating and financial foundation and enhance its customers’ experience, and announced fiscal 2010 second quarter results.
Second Quarter 2010 Financial Results
•	Sales for the second quarter were $1.9 billion versus $2.1 billion in last fiscal year’s second quarter. Comparable store sales decreased 6.6 percent.

•	For the second quarter, reported loss from continuing operations was $143 million versus last year’s second quarter reported loss from continuing operations of $62 million.

•	EBITDA was negative $45 million for the second quarter versus $42 million for the last fiscal year’s second quarter.

•	Excluding certain non-cash and non-operating items (detailed on Schedule 3), adjusted EBITDA was $8 million versus $65 million for last fiscal year’s second quarter.

•	Availability under the Company’s credit facility was $181 million at the end of the second quarter.
Sam Martin, President and Chief Executive Officer, said, “Our second quarter financial results are disappointing. But, we have developed a comprehensive turnaround plan and have quickly begun to implement it. The first step in that plan is the formation of a new management team. With our talented and deeply experienced new team now in place, we have begun to execute against the other steps in the plan on an accelerated basis.”

Turnaround Plan
The Company’s Turnaround Plan consists of five key building blocks, which include:
•	Installing a strong management team;

•	Strengthening liquidity;

•	Reducing structural and operating costs;

•	Improving the A&P value proposition for customers; and

•	Enhancing the customer experience in stores.
New Executive Management Team
Since the end of the last quarter, A&P made a series of executive appointments that complete the leadership team under President and CEO Sam Martin and enable the Company to accelerate the implementation phases of its turnaround plan. The new management team includes:
•	Sam Martin, President and Chief Executive Officer: Martin has more than three decades of management experience in the food retail industry with direct operational responsibility. He joined A&P from OfficeMax, where he was Chief Operating Officer. He also held senior management roles at Wild Oats Markets, Inc., ShopKo Stores, Inc., and Fred Meyer.

•	Jake Brace, Chief Administrative Officer: Brace is overseeing the Finance and Accounting, Real Estate and Information Systems departments. He brings 25 years of strategic and financial expertise and successful turnaround and operational experience. He served as EVP and CFO as well as Chief Restructuring Officer of United Airlines.

•	Tom O’Boyle, EVP of Merchandising and Marketing: O’Boyle is leading A&P’s Merchandising, Marketing, Supply & Logistics departments. With more than 25 years of retail experience in Merchandising and Marketing at Jewel Food Stores, Albertson’s and Sears, one of his top priorities is to develop a synergy among these three critical functions.

•	Paul Hertz, EVP of Operations: Hertz is leading field operations and brings more than 20 years of senior retail sales management and operations experience to A&P. He has held senior posts at OfficeMax, Wild Oats Markets, Inc., and ShopKo Stores, Inc.

•	Carter Knox, SVP of Human Resources and Communications: Knox brings extensive expertise to the leadership of the Company’s Human Resources, Labor Relations and Corporate Communications. He has held senior HR and communications management positions in retail for more than 30 years at OfficeMax and Fred Meyer.

•	Chris McGarry, SVP and General Counsel: McGarry has been with A&P’s Legal Services for five years and currently oversees Legal Services and Risk Management. He previously held general counsel and other related executive positions with The Grand Union Company, Tibbett & Britten Group and Exel.
Strengthening Liquidity
The Company is negotiating an agreement with its existing banks and several new lenders to add a new-money term loan to its existing asset-backed facility. The new term loan is expected to be backed by, primarily, leasehold assets and other collateral not currently contained in the borrowing base. The complex structure of the new loan has pushed the closing off several weeks. The Company believes, however, that it will be able to close and fund the transaction. In addition, in an effort to bolster liquidity and shed non-core assets, the Company contracted to sell seven stores in Connecticut. That transaction is scheduled to close November 1.
A&P continues to pursue additional financing initiatives including sale-leaseback transactions and sales of additional non-core and/or non-performing assets, as well as reviewing our store portfolio for additional opportunities.

Reducing Structural and Operational Costs
The Company has identified significant opportunities for reducing its structural and operating costs by working with its key operating partners, rationalizing its store footprint and eliminating overhead costs.
The Company has recently closed 25 underperforming stores and is in active talks with several key operating partners to seek ways to lower its structural operating costs. In addition, the Company is in discussions with its labor union partners to identify opportunities to reduce its store costs.
Finally, A&P has completed the first phase of a talent assessment and taken steps to flatten its organization to lower general and administrative costs, improving the efficiency within its corporate headquarters. The Company reduced headcount, saving roughly $10 million annually. In addition, the Company has other G&A initiatives underway, targeting an overall G&A reduction of approximately $40 million per year.
Improving the Customer Value Proposition
A&P continues to work on many fronts to drive loyalty and engage new customers with the goal of enhancing the value it offers in its stores. The Company is focused on refining its product mix, pricing and promotion initiatives, and it continues to improve the way it cares for and serves customers both in stores and through its company-wide customer service operations. A&P is also offering customers additional variety and value by enhancing and expanding its private label brands, including America’s Choice, Food Basics and The Food Emporium Trading Company.
Enhancing the Customer Experience in Stores
Resulting from the talent assessment mentioned above, the Company is now moving forward with a series of training initiatives designed to improve the overall customer experience across all stores.
The Company is also identifying target customer segments and clusters through data analysis of its loyalty card shoppers to ensure it offers the most relevant assortment and value. At the same time, it is augmenting the in-store customer experience with traditional and new tools to provide individualized offers and a more customer-relevant shopping experience.
“Since I joined A&P in late July, we have moved quickly to implement our comprehensive turnaround plan,” Martin added. “Although we clearly have a lot of work ahead of us, we have already made solid initial progress. I want to thank all of our talented associates for their dedication and commitment to improving A&P’s performance and enhancing the value we provide to our customers.”
Christian Haub, Executive Chairman, said, “The Board and I are encouraged by the initial actions taken by Sam and his new executive team to strengthen A&P’s operating foundation. The Board and the Company’s major shareholders, Tengelmann and Yucaipa, have full confidence that this team will continue to make significant, incremental progress in executing our turnaround plan for the benefit of all our stakeholders.”

About A&P
Founded in 1859, A&P is one of the nation’s first supermarket chains. The Company operates 428 stores in eight states and the District of Columbia under the following trade names: A&P, Waldbaum’s, Pathmark, Pathmark Sav-a-Center, Best Cellars, The Food Emporium, Super Foodmart, Super Fresh and Food Basics.
The Company invites investors and other interested parties to listen to a live audio Webcast to be held at 9:00 AM Eastern Time on Friday, October 22, at which members of the Company’s senior management team will discuss the Company’s quarterly results. The Webcast may be accessed through a link on the “Investors” page of the Company’s Website, www.aptea.com. Listeners who cannot participate in the live broadcast will be able to hear a recorded replay of the broadcast beginning on the afternoon of October 22 and available through November 19, 2010.
We are required to provide certain reconciliations to GAAP financial measures for any non-GAAP financial measures presented in our press releases and SEC filings. The Company uses the non-GAAP measures “Adjusted income (loss) from operations”, “EBITDA” and “Adjusted EBITDA” to evaluate the Company’s liquidity and performance of our business, and these are among the primary measures used by management for planning and forecasting of future periods. Adjusted income (loss) from operations is defined as income (loss) from operations adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. EBITDA is defined as earnings before interest expense, interest and dividend income, taxes, depreciation, amortization and discontinued operations. Adjusted EBITDA is defined as EBITDA adjusted to exclude the following, if applicable: (i) goodwill, long-lived asset and intangible asset impairment, (ii) net restructuring and other charges, (iii) real estate related activity, (iii) stock based compensation, (iv) pension withdrawal costs, (v) LIFO provision adjustments, (vi) nonoperating (loss) income and (vii) other items that management considers nonoperating in nature and excludes when evaluating the results of the ongoing business. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company’s management and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the results of the Company to other companies in its industry. Adjusted income from operations and Adjusted EBITDA are reconciled to Net Loss on Schedule 3 of this release. In addition, EBITDA and Adjusted EBITDA are reconciled to Net Cash used in operating activities on Schedule 4 of this release.
This release contains forward-looking statements about the future performance of the Company, which are based on management’s assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: the ability to timely and effectively implement the turnaround strategy; the ability to access capital and capitalize on unencumbered and under-encumbered assets; the ability to enter into sale-leaseback transactions or sell non-core assets; various operating factors and general economic conditions; competitive practices and pricing in the food industry generally and particularly in the Company’s principal geographic markets; the Company’s relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; capital market conditions that may negatively affect the Company’s cost of capital and the ability of the Company to access capital; availability of capital to the Company; supply or quality control problems with the Company’s vendors; and changes in economic conditions that may affect the buying patterns of the Company’s customers.

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 1 — GAAP Earnings for the 12 and 28 weeks ended September 11, 2010 and September 12, 2009
(Unaudited)
(In thousands, except share amounts and store data)

	For the 12 Weeks Ended		For the 28 Weeks Ended
	September 11, 2010	September 12, 2009	September 11, 2010	September 12, 2009

Sales	$1,918,279	$2,065,061	$4,483,209	$4,855,304
Cost of merchandise sold	(1,355,572)	(1,441,703)	(3,156,690)	(3,387,077)

Gross margin	562,707	623,358	1,326,519	1,468,227
Store operating, general and administrative expense	(631,224)	(631,924)	(1,452,240)	(1,478,629)
Long-lived asset impairment	(30,250)	—	(35,648)	—

Loss from operations	(98,767)	(8,566)	(161,369)	(10,402)
Nonoperating income (loss) (1)	2,177	(7,079)	10,454	(8,954)
Interest expense, net	(46,126)	(48,508)	(107,268)	(102,715)

Loss from continuing operations before income taxes	(142,716)	(64,153)	(258,183)	(122,071)
(Provision for) benefit from income taxes	(105)	1,994	(245)	1,608

Loss from continuing operations	(142,821)	(62,159)	(258,428)	(120,463)
Discontinued operations:
Loss from operations of discontinued businesses, net of tax	(10,853)	(18,150)	(17,968)	(25,006)
Gain on disposal of discontinued businesses, net of tax	—	—	79	—

Loss from discontinued operations	(10,853)	(18,150)	(17,889)	(25,006)

Net loss	$(153,674)	$(80,309)	$(276,317)	$(145,469)

Net Loss per share — basic:
Continuing operations	$(2.73)	$(1.18)	$(5.01)	$(2.29)
Discontinued operations	(0.21)	(0.34)	(0.33)	(0.47)

Net loss per share — basic	$(2.94)	$(1.52)	$(5.34)	$(2.76)

Net loss per share — diluted:
Continuing operations	$(2.76)	$(3.06)	$(14.72)	$(5.90)
Discontinued operations	(0.19)	(0.68)	(0.94)	(1.19)

Net loss per share — diluted	$(2.95)	$(3.74)	$(15.66)	$(7.09)

Weighted average common shares outstanding — basic	53,778,502	53,196,728	53,618,284	53,019,715

Weighted average common shares outstanding — diluted	56,970,721	26,614,466	18,949,997	21,044,730

Gross margin rate	29.33%	30.19%	29.59%	30.24%
Store operating, general and administrative expense rate	32.91%	30.60%	32.39%	30.45%

Depreciation and amortization	$51,518	$57,784	$121,897	$135,572

Number of stores operated at end of period	428	432	428	432

(1)	Nonoperating income (loss) reflects the fair value adjustments related to the Series B warrants.

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 2 — Condensed Balance Sheet Data
(Unaudited)
(In millions, except per share and store data)

	September 11, 2010	February 27, 2010

Cash and short-term investments	$94	$252
Other current assets	685	679

Total current assets	779	931

Property-net	1,365	1,488
Other assets	387	408

Total assets	$2,531	$2,827

Total current liabilities	$921	$730
Total non-current liabilities	2,290	2,493
Series A redeemable preferred stock	136	133
Stockholders’ deficit	(816)	(529)

Total liabilities and stockholders’ deficit	$2,531	$2,827

Other Statistical Data

Total Debt and Capital Leases	$1,143	$1,141
Total Long Term Real Estate Liabilities	333	334
Temporary Investments and Marketable Securities	—	(169)

Net Debt	$1,476	$1,306

Total Retail Square Footage (in thousands)	18,100	18,107

Book Value Per Share	$(14.50)	$(9.47)

	For the 28	For the 28
	weeks ended	weeks ended
	September 11, 2010	September 12, 2009

Capital Expenditures	$43	$50

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 3 — Reconciliation of GAAP Net Loss to Adjusted (Loss) Income from Operations and Adjusted EBITDA and Reconciliation of GAAP to Adjusted Store Operating, General and Administrative Expense
for the 12 and 28 weeks ended September 11, 2010 and September 12, 2009
(Unaudited)
(In thousands)

	For the 12 Weeks Ended		For the 28 Weeks Ended
	September 11, 2010	September 12, 2009	September 11, 2010	September 12, 2009

Net loss, as reported	$(153,674)	$(80,309)	$(276,317)	$(145,469)
Loss from discontinued operations	10,853	18,150	17,889	25,006
(Provision for) benefit from income taxes	105	(1,994)	245	(1,608)
Interest expense, net	46,126	48,508	107,268	102,715
Nonoperating (income) loss	(2,177)	7,079	(10,454)	8,954

As reported loss from operations	$(98,767)	$(8,566)	$(161,369)	$(10,402)

Adjustments:
Impairment of long-lived assets	30,250	—	35,648	—
Net restructuring and other	9,297	1,756	13,229	2,900
Real estate related activity	(2,179)	11,461	(232)	9,228
Pension withdrawal costs	—	—	—	2,445
Self insurance reserve	16,152	—	16,152	—
Stock-based compensation	760	1,190	(101)	4,043
LIFO adjustment	641	928	1,497	2,166

Total adjustments	54,921	15,335	66,193	20,782

Adjusted (loss) income from operations	$(43,846)	$6,769	$(95,176)	$10,380

Depreciation and amortization	51,518	57,784	121,897	135,572

Adjusted EBITDA	7,672	64,553	26,721	145,952
Effect of closed stores	8,680	5,572	17,995	10,694

Net adjusted EBITDA	$16,352	$70,125	$44,716	$156,646

	For the 12 Weeks Ended		For the 28 Weeks Ended
	September 11, 2010	September 12, 2009	September 11, 2010	September 12, 2009
Store operating, general and administrative expense, as reported	$631,224	$631,924	$1,452,240	$1,478,629
Adjustments:
Net restructuring and other	(9,297)	(1,756)	(13,229)	(2,900)
Real estate related activity	2,179	(11,461)	232	(9,228)
Pension withdrawal costs	—	—	—	(2,445)
Self insurance reserve	(16,152)	—	(16,152)	—
Stock-based compensation	(760)	(1,190)	101	(4,043)

Total adjustments	$(24,030)	$(14,407)	$(29,048)	$(18,616)

Adjusted store operating, general and administrative expense	$607,194	$617,517	$1,423,192	$1,460,013

Adjusted store operating, general and administrative expense rate	31.65%	29.90%	31.74%	30.07%

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 4 — Reconciliation of GAAP Net Cash Used in Operating Activities to Adjusted EBITDA
for the 12 and 28 weeks ended September 11, 2010 and September 12, 2009
(Unaudited)
(In thousands)

	For the 12 Weeks Ended		Fdor the 28 Weeks Ended
	September 11, 2010	September 12, 2009	September 11, 2010	September 12, 2009

Net cash used in operating activities	$(36,158)	$24,184	$(94,423)	$21,226
Adjustments to calculate EBITDA:
Long-lived asset impairment	(30,902)	(2,683)	(36,792)	(3,739)
Nonoperating income (loss)	2,177	(7,079)	10,454	(8,954)
Net interest expense	46,126	48,508	107,268	102,715
Non-cash interest expense	(10,473)	(14,516)	(23,258)	(27,393)
Asset disposition initiatives	—	(10,010)	(4)	(8,998)
Occupancy charges for normal store closures	—	(17,114)	(466)	(18,374)
Loss on disposal of owned property	2,832	324	1,807	3,580
Amortization of deferred real estate income	1,041	1,331	2,412	2,835
Loss from operations of discontinued operations	10,853	18,150	17,968	25,006
Provision for income taxes	105	(1,994)	245	(1,608)
Pension withdrawal costs	—	—	—	(2,445)
Self insurance reserve	(21,661)	(1,613)	(21,661)	(1,613)
Employee benefit related costs	(4,748)	—	(6,713)	—
LIFO reserve	(641)	(928)	(1,497)	(2,166)
Stock compensation expense	(760)	(1,190)	101	(4,043)
Working capital changes
Accounts receivable	(13,395)	(1,506)	(17,534)	(21,454)
Inventories	2,808	21,299	7,209	17,236
Prepaid expenses and other current assets	8,769	16,475	7,560	25,054
Accounts payable	(11,735)	(53,840)	(13,319)	(60,147)
Accrued salaries, wages, benefits and taxes	(249)	1,956	(2,308)	14,282
Other accruals	(8,545)	(12,091)	(7,893)	8,712
Other assets	1,575	7,715	2,799	9,928
Other non-current liabilities	17,839	26,887	38,928	47,916
Other, net	70	(126)	99	(1,340)

EBITDA	(45,072)	42,139	(29,018)	116,216

Adjustments:

Impairment of long-lived assets	30,250	—	35,648	—
Net restructuring and other	9,297	1,756	13,229	2,900
Real estate related activity	(2,179)	11,461	(232)	9,228
Pension withdrawal costs	—	—	—	2,445
Self insurance reserve	16,152	—	16,152	—
Stock-based compensation	760	1,190	(101)	4,043
LIFO adjustment	641	928	1,497	2,166
Nonoperating (income) loss	(2,177)	7,079	(10,454)	8,954

Total adjustments	52,744	22,414	55,739	29,736

Adjusted EBITDA	$7,672	$64,553	$26,721	$145,952
Effect of closed stores	8,680	5,572	17,995	10,694

	$16,352	$70,125	$44,716	$156,646